Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No: 333-284474) , Form S-8 (File No: 333-293230) and Form S-8 (File No: 333-282653) of CCSC Technology International Holdings Limited (the “Company”) of our report dated on July 17, 2026, relating to the financial statements, which appears in this annual report on Form 20-F of the Company for the year ended March 31, 2026.

Enrome LLP

Singapore

July 17, 2026